Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Intervest Bancshares Corporation’s Registration Statement on Form S-1 for $15,000,000 of its subordinated debentures of our report dated October 29, 2009, relating to our review of Intervest Bancshares Corporation and Subsidiaries’ condensed consolidated financial statements as of September 30, 2009 and for the quarter and nine-month periods ended September 30, 2009 and 2008, and to our reports dated February 24, 2009, relating to our audits of Intervest Bancshares Corporation and Subsidiaries’ consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008 and to the effectiveness of its internal control over financial reporting, and to the reference to us under the caption “Experts” in the related prospectus, which is part of this registration statement.

/s/ Hacker, Johnson & Smith, P.A., P.C.
Hacker, Johnson & Smith, P.A., P.C. Tampa, Florida November 20, 2009